Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

OP-TECH ENVIRONMENTAL SERVICES, INC.

A Delaware Corporation

PREAMBLE

These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation of OP-TECH Environmental Services, Inc., a Delaware corporation (the “Corporation”).  In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the DGCL or the provisions of the certificate of incorporation of the Corporation (the “Certificate”) such provisions of the DGCL or the Certificate, as the case may be, will be controlling.

ARTICLE ONE:  OFFICES

1.1                               Registered Office and Agent.  The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

1.2                               Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation may require.

ARTICLE TWO:  MEETINGS OF STOCKHOLDERS

2.1                               Annual Meeting.  An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting.  At such meeting, the stockholders shall elect, by a plurality vote, the directors and transact such other business as may properly be brought before the meeting.

2.2                               Special Meeting.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Board of Directors, the Chairman of the Board of Directors or the President.  A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting.  Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

2.3                               Place of Meetings.  An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the Board.  A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting.  Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

2.4                               Notice.  Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting.  If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

2.5                               Voting List.  At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the Board, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder.  For a period of ten (10) days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours.  Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

2.6                               Quorum.  The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate, or these bylaws.  If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the Board, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy.  At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7                               Required Vote; Withdrawal of Quorum.  When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the Certificate, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8                               Method of Voting; Proxies.  Except as otherwise provided in the Certificate or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  Elections of directors need not be by written ballot.  At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.  If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.9                               Record Date.  (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action.  If no record date is fixed:

(i)                                     The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)                                  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(iii)                               A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the

Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law or these bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office in the State of Delaware, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by law or these bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.10                        Conduct of Meeting.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of stockholders.  The Secretary shall keep the records of each meeting of stockholders.  In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person appointed by the meeting.

2.11                        Inspectors.  The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be stockholders.

ARTICLE THREE:  DIRECTORS

3.1                               Management.  The business and property of the Corporation shall be managed by the Board.  Subject to the restrictions imposed by law, the Certificate or these bylaws, the Board may exercise all the powers of the Corporation.

3.2                               Number; Qualification; Election; Term.  The number of directors that shall constitute the entire Board shall be not less than one.  The first Board shall consist of the number of directors named in the Certificate or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof.  Thereafter, within the limits above specified, the number of directors that shall constitute the entire Board shall be determined by resolution of the Board or by resolution of the stockholders at the annual meeting thereof or at a special meeting thereof called for that purpose.  Except as otherwise required by law, the Certificate or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.  Each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office.  None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware.  Each director must have attained the age of majority.

3.3                               Change in Number.  No decrease in the number of directors constituting the entire Board shall have the effect of shortening the term of any incumbent director.

3.4                               Removal.  Except as otherwise provided in the Certificate or these bylaws, at any meeting of stockholders called expressly for that purpose, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors; provided, however, that so long as stockholders have the right to cumulate votes in the election of directors pursuant to the Certificate, if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board.

3.5                               Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office.  If there are no directors in office, an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.  Except as otherwise provided in these bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

3.6                               Meetings of Directors.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.7                               First Meeting.  Each newly elected Board may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

3.8                               Election of Officers.  At the first meeting of the Board after each annual meeting of stockholders at which a quorum shall be present, the Board shall elect the officers of the Corporation.

3.9                               Regular Meetings.  Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board.  Notice of such regular meetings shall not be required.

3.10                        Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or any director.

3.11                        Notice.  The Secretary shall give notice of each special meeting to each director at least twenty-four (24) hours before the meeting.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

3.12                        Quorum; Majority Vote.  At all meetings of the Board, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business.  If at any meeting of the Board there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice.  Unless the act of a greater number is required by law, the Certificate or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board.  At any time that the Certificate provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.13                        Procedure.  At meetings of the Board, business shall be transacted in such order as from time to time the Board may determine.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the Board.  In the absence or inability to act of either such officer, a chairman shall be chosen by the Board from among the directors present.  The Secretary of the Corporation shall act as the secretary of each meeting of the Board unless the Board appoints another person to act as secretary of the meeting.  The Board shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

3.14                        Presumption of Assent.  A director of the Corporation who is present at the meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

3.15                        Compensation.  The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board or any committee thereof; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE FOUR:  COMMITTEES

4.1                               Designation.  The Board may, by resolution adopted by a majority of the entire Board, designate one or more committees.

4.2                               Number; Qualification; Term.  Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board.  The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board.  Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director or (iii) his removal as a committee member or as a director.

4.3                               Authority.  Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board in the management of the business and property of the Corporation except to the extent expressly restricted by law, the Certificate or these bylaws.

4.4                               Committee Changes.  The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5                               Alternate Members of Committees.  The Board may designate one or more directors as alternate members of any committee.  Any such alternate member may replace any absent or disqualified member at any meeting of the committee.  If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.6                               Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7                               Special Meetings.  Special meetings of any committee may be held whenever called by any committee member.  The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.8                               Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate or these bylaws.

4.9                               Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board upon the request of the Board.  The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.10                        Compensation.  Committee members may, by resolution of the Board, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.11                        Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the Board or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE:  NOTICE

5.1                               Method.  Whenever by statute, the Certificate or these bylaws, notice is required to be given to any committee member, director or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex or telefax).  Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid.  Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid.  Any notice required or permitted to be given by telegram, telex or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

5.2                               Waiver.  Whenever any notice is required to be given to any stockholder, director or committee member of the Corporation by statute, the Certificate or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a stockholder, director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE SIX:  OFFICERS

6.1                               Number; Titles; Term of Office.  The officers of the Corporation shall be a President, one or more Secretaries and such other officers as the Board may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board shall determine) and a Treasurer.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.  Any two or more offices may be held by the same person.  None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

6.2                               Removal.  Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

6.3                               Vacancies.  Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board.

6.4                               Authority.  Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the Board not inconsistent with these bylaws.

6.5                               Compensation.  The compensation, if any, of officers and agents shall be fixed from time to time by the Board; provided, however, that the Board may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

6.6                               Chairman of the Board.  The Chairman of the Board, if elected by the Board, shall have such powers and duties as may be prescribed by the Board.  Such officer shall preside at all meetings of the stockholders and of the Board.  Such officer may sign all certificates for shares of stock of the Corporation.

6.7                               President.  The President shall be the chief executive officer of the Corporation and, subject to the Board, he shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.  If the Board has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board.  As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

6.8                               Vice Presidents.  Each Vice President shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board or the President, and (in order of their seniority as determined by the Board or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence or inability to act.  As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

6.9                               Treasurer.  The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the President.

6.10                        Assistant Treasurers.  Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board or the President.  The Assistant Treasurers (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

6.11                        Secretaries.  Except as otherwise provided in these bylaws, a Secretary shall keep the minutes of all meetings of the Board and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices.  He may sign with the Chairman of the Board or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto.  He may sign with the Chairman of the Board or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books and stock papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours.  He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board, the Chairman of the Board and the President.

6.12                        Assistant Secretaries.  Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board, the Chairman of the Board or the President.  The Assistant Secretaries (in the order of their seniority as determined by the Board or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE SEVEN:  CERTIFICATES AND SHAREHOLDERS

7.1                               Certificates for Shares.  Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board.  The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer.  Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof.  If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.

7.2                               Replacement of Lost or Destroyed Certificates.  The Board may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed.  When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

7.3                               Transfer of Shares.  Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.4                               Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5                               Regulations.  The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.

7.6                               Legends.  The Board shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE EIGHT:  MISCELLANEOUS PROVISIONS

8.1                               Dividends.  Subject to provisions of law and the Certificate, dividends may be declared by the Board at any regular or special meeting and may be paid in cash, in property or in shares of stock of the Corporation.  Such declaration and payment shall be at the discretion of the Board.

8.2                               Reserves.  There may be created by the Board out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the Board shall consider beneficial to the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

8.3                               Books and Records.  The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

8.4                               Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board; provided that if such fiscal year is not fixed by the Board and the selection of the fiscal year is not expressly deferred by the Board, the fiscal year shall be the calendar year.

8.5                               Seal.  The seal of the Corporation shall be such as from time to time may be approved by the Board.

8.6                               Resignations.  Any director, committee member or officer may resign by so stating at any meeting of the Board or by giving written notice to the Board, the Chairman of the Board, the President or the Secretary.  Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.7                               Securities of Other Corporations.  The Chairman of the Board, the President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

8.8                               Telephone Meetings.  Stockholders (acting for themselves or through a proxy), members of the Board and members of a committee of the Board may participate in and hold a meeting of such stockholders, Board or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

8.9                               Action Without a Meeting.  (a) Unless otherwise provided in the Certificate, any action required by the DGCL to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders (acting for themselves or through a proxy) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 8.9(a) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office, principal place of business or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.

(b)                                 Unless otherwise restricted by the Certificate or by these bylaws, any action required or permitted to be taken at a meeting of the Board or of any committee of the Board, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person.  Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.

8.10                        Invalid Provisions.  If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.11                        Mortgages, etc.  With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board authorizing such execution expressly state that such attestation is necessary.

8.12                        Headings.  The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

8.13                        References.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

8.14                        Amendments.  These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board at any regular meeting of the stockholders or the Board or at any special meeting of the stockholders or the Board if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

Date of Adoption: July 30, 2013